                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                _______________


                                   FORM 8-K/A

                               Amendment No. 1 to

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the

                        Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)   APRIL 24, 1997


                             QUADRAMED CORPORATION
  ---------------------------------------------------------------------------
               (Exact name of registrant as specified in charter)


         DELAWARE                       0-21031               52-1992861
------------------------------------------------------------------------------
(State or other jurisdiction          (Commission            (IRS Employer
     of incorporation)                File Number)          Identification No.)


80 E. SIR FRANCIS DRAKE BLVD., SUITE 2A, LARKSPUR, CA           94939
-----------------------------------------------------------------------------
(Address of principal executive offices)                      (Zip Code)



Registrant's telephone number, including area code          (415) 461-7725



                                      NONE
  ---------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

                                   FORM 8-K/A

                              --------------------

                                AMENDMENT NO. 1

The undersigned Registrant hereby:

        1. amends Item 2 of its Current Report on Form 8-K dated May 9, 1997 (the "Form 8-K") and files such amended Item 2 herewith; and

        2. amends Item 7 of the Form 8-K and files such amended Item 7 herewith.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

                 On April 24, 1997, QuadraMed Corporation, a Delaware corporation (the "Company"), through its wholly owned subsidiary Healthcare Recovery Acquisition Corporation, a Delaware corporation ("Acquisition Corporation"), completed the acquisition and merger of Healthcare Recovery, Incorporated, a New Jersey corporation and successor in interest to the Synergy Companies doing business as "Synergy HMC" ("Healthcare Recovery"). The acquisition and merger were completed by means of an Acquisition Agreement and Plan of Merger, dated as of March 1, 1997, as amended by the First Amendment to Acquisition Agreement and Plan of Merger, dated as of April 22, 1997, and the Second Amendment to Acquisition Agreement and Plan of Merger, dated as of
April 24, 1997 (collectively, the "Acquisition Agreement").   The transaction
was accounted for as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986 for tax reporting purposes. The transaction was accounted for as a purchase for financial reporting purposes.

                 Pursuant to the Acquisition Agreement, the Company paid an aggregate amount of $3,415,523 (the "Consideration"), consisting of $1,415,118 in cash and 181,885 shares of its Common Stock, the aggregate fair market value of which was $2,000,405. In exchange for the Consideration, the Company received all of the outstanding capital stock of Healthcare Recovery. In addition to the Consideration, the Company repaid certain indebtedness of Healthcare Recovery in the aggregate amount of $1,706,306. The Company has also agreed to issue additional shares of its Common Stock to the former shareholders of Healthcare Recovery as contingent consideration, during the next two years, if the audited gross revenues of Acquisition Corporation exceed certain financial thresholds. The amount of consideration paid by the Company, and the formula for determining the contingent consideration to be paid by the Company, was determined by arms length negotiations between the parties. The Company used a portion of its working capital for the payment of the Consideration and the repayment of certain indebtedness of Healthcare Recovery.

                 The Company has entered into a Joint Marketing and Services Agreement, dated November 1, 1995, with Kaden Arnone, Inc. Eugene M. Arnone, the principal shareholder of Healthcare Recovery, was also a shareholder of Kaden Arnone, Inc. As of April 24, 1997, Mr. Arnone became an Executive Vice President of the Company and the Company's President, Business Office Outsourcing Services Division.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a)     Financial Statements of Business Acquired

                 1. Consolidated Balance Sheet as of December 31, 1996, and the related Statements of Operations, and accumulated Deficit and Cash Flows for the year ended December 31,1996.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS




To the Stockholders of

                Medical Claims Processing, Inc.; Healthcare Recovery
                  Incorporated; And Claims Management Services (a Division of Kaden Arnone, Inc.)


We have audited the accompanying combined balance sheet of The Synergy Companies (see Note 1) as of December 31, 1996 and the related combined statements of operations and accumulated deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of The Synergy Companies as of December 31, 1996 and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.


Arthur Andersen LLP


Roseland, New Jersey
June 9, 1997

                              THE SYNERGY COMPANIES


                   COMBINED BALANCE SHEET -- DECEMBER 31, 1996


                                     ASSETS

CURRENT ASSETS:
   Cash                                                                                    $   496,882
   Accounts receivable, net of allowance for doubtful accounts of $30,150                      883,815
   Due from Kaden Arnone, Inc.                                                                  24,342
   Prepaid expenses                                                                             25,878
                                                                                           -----------
                Total current assets                                                         1,430,917

PROPERTY AND EQUIPMENT, net (Notes 1, 2, 4 and 5)                                              370,300

OTHER ASSETS (Note 3)                                                                          148,355
                                                                                           -----------
                Total assets                                                               $ 1,949,572
                                                                                           ===========

                     LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
   Short-term borrowings (Note 4)                                                          $ 1,212,698
   Current portion of long-term debt (Note 5)                                                   39,090
   Due to stockholder (Note 6)                                                                 379,397
   Accounts payable                                                                          1,115,401
   Accrued expenses                                                                            445,574
   Deferred revenue                                                                             50,600
                                                                                           -----------
                Total current liabilities                                                    3,242,760
                                                                                           -----------

LONG-TERM DEBT (Note 5)                                                                         74,824
                                                                                           -----------

COMMITMENTS AND CONTINGENCIES (Note 9)

STOCKHOLDERS' DEFICIT:
   Capital stock (Note 8)-
     HRI common, no par, 2,500 shares authorized, 1,115 shares issued and outstanding              251
     MCP common, no par, 1,000 shares authorized, 500 shares issued and outstanding              1,000
   MCP treasury stock, 250 shares, at cost                                                     (28,000)
   Additional paid-in capital                                                                   33,125
   Accumulated deficit                                                                      (1,374,388)
                                                                                           -----------
                Total stockholders' deficit                                                 (1,368,012)
                                                                                           -----------
                Total liabilities and stockholders' deficit                                $ 1,949,572
                                                                                           ===========

                 The accompanying notes to financial statements
                   are an integral part of this balance sheet.

                              THE SYNERGY COMPANIES


            COMBINED STATEMENT OF OPERATIONS AND ACCUMULATED DEFICIT

                      FOR THE YEAR ENDED DECEMBER 31, 1996




REVENUE (Note 1):
   Services                                                    $ 7,893,341

OPERATING EXPENSES:
   Cost of services                                              6,317,468
   General and administrative                                    1,910,569
   Sales and marketing                                             607,927
   Impairment loss (Note 2)                                        103,083
                                                               -----------
                Total operating expenses                         8,939,047
                                                               -----------
                Loss from operations                            (1,045,706)

INTEREST EXPENSE                                                   136,672
                                                               -----------
                Net loss                                        (1,182,378)

ACCUMULATED DEFICIT - JANUARY 1, 1996                             (192,010)
                                                               -----------

ACCUMULATED DEFICIT - DECEMBER 31, 1996                        ($1,374,388)
                                                               ===========




                 The accompanying notes to financial statements
                     are an integral part of this statement.

                              THE SYNERGY COMPANIES


                        COMBINED STATEMENT OF CASH FLOWS

                      FOR THE YEAR ENDED DECEMBER 31, 1996


CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                                                         $(1,182,378)
   Adjustments to reconcile net loss to net cash used in operating activities-
     Depreciation and amortization, including impairment loss                           216,207
     Changes in operating assets and liabilities-
       Accounts receivable, net                                                         542,473
       Prepaid expenses                                                                   3,041
       Other assets                                                                     (57,731)
       Accounts payable                                                                 411,771
       Accrued expenses                                                                 (82,262)
       Deferred revenue                                                                  11,305
                                                                                    -----------
                Net cash used in operating activities                                  (137,574)
                                                                                    -----------

CASH FLOWS FROM INVESTING ACTIVITIES -- Purchases of property
   and equipment                                                                       (297,271)
                                                                                    -----------
                Net cash used in investing activities                                  (297,271)
                                                                                    -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Net proceeds from short-term borrowings                                              361,728
   Net proceeds from shareholder loan                                                   379,397
   Net proceeds from long-term debt                                                      67,401
   Repayments under capital leases                                                       (8,820)
   Repayments to and advances to Kaden Arnone, Inc.                                    (481,093)
                                                                                    -----------
                Net cash provided by financing activities                               318,613
                                                                                    -----------

                Net decrease in cash                                                   (116,232)

CASH, beginning of period                                                               613,114
                                                                                    -----------

CASH, end of period                                                                 $   496,882
                                                                                    ===========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
   Cash paid during the year for-
     Interest                                                                       $   124,775
     Taxes                                                                               24,199
                                                                                    ===========



                 The accompanying notes to financial statements
                     are an integral part of this statement.

                              THE SYNERGY COMPANIES


                     NOTES TO COMBINED FINANCIAL STATEMENTS


                                DECEMBER 31, 1996



(1)  SUMMARY OF SIGNIFICANT
     ACCOUNTING POLICIES:

       Basis of Presentation-

         The combined financial statements include The Synergy Companies, composed of, Medical Claims Processing, Inc. (MCP); Healthcare Recovery Incorporated (HRI); and Claims Management Services (a division of Kaden Arnone, Inc.) (CMS). All significant intercompany accounts and transactions have been eliminated.

         The individual ownership of The Synergy Companies at December 31, 1996 is as follows-

                                             CMS         HRI        MCP
                                            -----       -----      -----
             Eugene Arnone (a)              26.29%      92.21%     100.0%
             Frederick Stodolak (a)         15.89        --          --
             David Rikkola (a)              17.18        --          --
             Joanne Vaul (a)                12.97        --          --
             Marc Stahl (a)                 12.97        --          --
             Gregory Adams (a)               7.40        --          --
             Samuel Donio (a)                7.30        --          --
             Charles Hehn                    --          6.23        --
             Deborah Marsh                   --          1.56        --


           (a)  Kaden Arnone, Inc. Stockholders

         On January 30, 1997 CMS was split off from Kaden Arnone, Inc. and incorporated as CMS Receivables Management, Inc. (CMS, Inc.).

         On January 30, 1997 CMS, Inc. and MCP were merged with and into HRI. Since all of the entities were deemed to be under common control the merger was accounted for in a manner similar to a pooling of interests. Each share of common stock of the surviving corporation (HRI, doing business as Synergy HMC) remained issued and outstanding following the merger. Each share of the MCP stock and the CMS, Inc. stock was converted into .808 and .0867 shares of the surviving corporation stock, respectively following the merger.

         Effective April 24, 1997, all of the common stock and net assets of The Synergy Companies were acquired by QuadraMed Corporation ("QuadraMed"), a Delaware company. Pursuant to the acquisition agreement, QuadraMed paid an aggregate amount of approximately $3,416,000 consisting of $1,416,000 in cash and 181,885 shares of common stock, the aggregate fair value of which was $2,000,000. In addition, QuadraMed repaid certain indebtedness of The Synergy Companies of approximately $1,706,000 (see Notes 4, 5 and 6).

       Business-

         The Synergy Companies, located in Howell, New Jersey provide accounts receivable management services as well as hospital and physician billing services and collection services.

       Income Taxes-

         HRI and MCP and their stockholders elected to be taxed as an S Corporations under the provisions of the Internal Revenue Code. As such, the taxable income of the Companies is included in the individual tax returns of the stockholders for Federal income tax purposes. HRI has also elected to be treated as an S Corporation for state tax purposes. Accordingly, HRI provides for the applicable state income taxes at the S Corporation rate. MCP provides for state income taxes at C Corporation rate. CMS is a division of an S Corporation for both Federal and state purposes.

         Deferred state tax assets and liabilities for HRI and MCP are determined based on the temporary differences between the financial accounting and tax bases of assets and liabilities. Deferred tax assets or liabilities at the end of each period are determined using the currently enacted tax rates expected to apply to taxable income in the periods in which the deferred tax asset or liability is expected to be settled or realized. As of December 31, 1996, there were no significant temporary differences requiring deferred tax provisions or credits.

       Revenue Recognition-

         The Synergy Companies generate revenue from professional services rendered. Revenue is recognized as earned under the contingency contract, as defined within the contract, with the corresponding cost of providing those services reflected as a cost of service. Substantially all customers are billed on a contingency basis. Billings to customers for out-of-pocket expenses are recorded as a reduction of expenses incurred.

       Property and Equipment-

         Property and equipment is stated at cost, less accumulated depreciation. Depreciation is provided using the straight-line method over the estimated useful lives of the assets (five to twenty years). Costs of maintenance and repairs are charged to expenses as incurred.

       Use of Estimates-

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(2)  PROPERTY AND EQUIPMENT:

       Property and equipment consist of the following as of December 31, 1996-

             Equipment                           $ 1,233,610
             Furniture and fixtures                  120,446
             Leasehold improvements                   34,251
             Automobiles                              24,032
             Computer software                        22,641
                                                 -----------
                                                   1,434,980
             Less - Accumulated depreciation      (1,064,680)
                                                 -----------
                                                 $   370,300
                                                 ===========

         Effective January 1, 1996 The Synergy Companies have adopted the provisions of Statement of Financial Accounting Standard No. 121, "Accounting for the Impairment of Long-Lived Assets" ("SFAS 121"). SFAS 121 requires, among other things, that an entity review its long-lived assets and certain related intangibles for impairment whenever changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable. As a result of The Synergy Companies review of their long-lived assets, approximately $103,000 was charged to operations in 1996. This amount represents the amount by which the carrying value of the assets exceeded the fair value of the assets which was determined by a professional appraisal using both the cost and market approach.

(3)  OTHER ASSETS:

       Other assets consists principally of deposits on leased property.

(4)  SHORT-TERM BORROWINGS:

       The Synergy Companies are co-borrowers with Kaden Arnone, Inc. Together the companies maintain a revolving line of credit which provides for borrowings up to $1,500,000. The portion of the outstanding borrowings attributable to The Synergy Companies and Kaden Arnone, Inc. totaled $1,212,698 and $283,451 at December 31, 1996, respectively. The balance is due on demand. Interest is payable monthly at the Bank's prime rate plus .75% (9.0% at December 31, 1996). The line is secured by substantially all of the assets of HRI, MCP and Kaden Arnone, Inc.

       As a result of the acquisition of Synergy HMC by QuadraMed Corporation on April 24, 1997 (see Note 1), all of the outstanding debt at December 31, 1996 has been subsequently repaid.

(5)  LONG-TERM DEBT:

       Long-term debt consists of the following-

                                                   Total        Current      Long-Term
                                                  --------      --------     ---------
             CoreStates - Equipment Loan (A)      $ 24,978      $ 10,240      $ 14,738
             CoreStates - Equipment Loan (B)        52,041        15,380        36,661
             Covenant - Equipment Loan (C)          16,743         4,930        11,813
             Covenant - Equipment Loan (D)          20,152         8,540        11,612
                                                  --------      --------      --------
                                                  $113,914      $ 39,090      $ 74,824
                                                  ========      ========      ========

         (A) Term loan payable in monthly principal payments of $853 through July 1999 plus interest at the Bank's prime rate plus 1% (9.25% at December, 31, 1996). Secured by substantially all of the assets of HRI.

         (B) Term loan payable in monthly principal payments of $1,282 through July 2000 plus interest at the Bank's prime rate plus 1% (9.25% at December, 31, 1996). Secured by substantially all of the assets of HRI.

         (C) Term loan payable in monthly principal payments of $375 through June 2000, plus interest at the Bank's prime rate plus 1% (9.25% at December 31, 1996). Secured by substantially all of the assets of HRI and guaranteed by certain stockholders of HRI.

         (D) Term loan payable in monthly principal payments of $650 through May 1999 plus interest at the Bank's prime rate plus 1% (9.25% at December 31, 1996). Secured by substantially all of the assets of HRI and guaranteed by certain stockholders of HRI.

       As a result of the acquisition of Synergy HMC by QuadraMed Corporation on April 24, 1997 (see Note 1), all of the outstanding debt at December 31, 1996 has been subsequently repaid.

(6)  DUE TO STOCKHOLDERS:

       The amounts due to stockholder are due on demand and bear interest at 6% per year. As a result of the acquisition of The Synergy Companies by QuadraMed Corporation on April 24, 1997 all amounts due to stockholders have subsequently been repaid.

(7)  RETIREMENT PLAN:

       The Synergy Companies maintain a combined 401(K) and profit sharing plan. The profit sharing plan is a discretionary defined contribution plan which covers substantially all full-time employees. If a participant elects to contribute to the 401(k) plan, 25% of the first 3% of the contribution is matched by The Synergy Companies. Total expense related to the plan was $25,352 for year ended December 31, 1996.

(8)  STOCK REDEMPTION AGREEMENTS:

       Transactions related to the common stock of The Synergy Companies are subject to terms and conditions of stockholders' agreements. Stockholders may sell or otherwise dispose of their stock only in accordance with this agreement.

       Included within the agreements are certain put and call options. A stockholder has the right to sell (put option) all of his stock to the individual Synergy Company (The Company) upon death, permanent disability, or retirement. The price to be paid by The Company is predominately based upon the value of The Company and the percentage of ownership of the withdrawing stockholder.

       The Company has the option to call all of the stock owned by any stockholder upon certain terms and conditions. The price to be paid is based upon the applicable value of The Company and other matters.

       All stockholder agreements were canceled upon the formation of Synergy HMC (Note 1).

 (9) COMMITMENTS AND CONTINGENCIES:

       Commitments-

         The Synergy Companies leases office facilities and office equipment under various operating leases. The minimum annual lease payments for future years are as follows-

           1997                                        $578,000
           1998                                         585,000
           1999                                         607,000
           2000                                         540,000
           2001                                          12,000

         Lease expense was approximately $633,000 for the year ended December 31, 1996.

       Contingencies-

         The Synergy Companies are involved in a legal proceeding in which a former employee has alleged improper termination under the New Jersey Conscientious Employees' Protection Act. The Synergy Companies have indicated that the plaintiff's employment was terminated for legitimate and independent reasons and have filed a motion for summary judgment.

         Another action has been brought by a former part-time employee of MCP, alleging employment discrimination in violation of New Jersey's Law Against Discrimination. The plaintiff, who is deaf, alleges that MCP was obligated to provide an interpreter. The Synergy Companies position is that there were independent and legitimate performance based reasons for the plaintiff's termination and that, in any event, the imposition of the requirement of an interpreter given the part-time status of plaintiff, the nature of plaintiff's position, the size of MCP and its financial circumstances at the time would constitute an undue burden.

         The Synergy Companies from time to time are involved in various legal proceedings incurred in the normal course of business. In the opinion of management, if adversely decided, none of these proceedings would have a material effect on The Synergy Companies combined financial statements.

         (b)     Pro Forma Financial Information

                 1. Consolidated Balance Sheet as of March 31, 1997, and Statements of Operations for the three months ended March 31, 1997 and the year ended December 31, 1996.

                QUADRAMED CORPORATION AND THE SYNERGY COMPANIES

                                   PRO FORMA
                       CONDENSED COMBINED BALANCE SHEETS
                                 (IN THOUSANDS)
                                  (Unaudited)

                                                                     MARCH 31, 1997
                                                              ---------------------------
                                                               HISTORICAL      HISTORICAL
                                                               QUADRAMED      THE SYNERGY      PRO FORMA        PRO FORMA
                                                              CORPORATION     COMPANIES(a)     ADJUSTMENTS       COMBINED
                                                              -----------     ------------     -----------       ---------
                                                                      (UNAUDITED)
                           ASSETS
CURRENT ASSETS:
  Cash and cash equivalents ..............................      $ 16,009        $   351         $(3,121)(b)     $ 13,239
  Restricted cash ........................................            31              -                               31
  Accounts receivable, net ...............................         5,515            799             (10)(c)        6,304
  Prepaid expenses and other .............................           497             62                              559
                                                                --------        -------                         --------
      Total current assets ...............................        22,052          1,212                           20,133
                                                                --------        -------                         --------
EQUIPMENT
  Equipment ..............................................         3,960          1,677                            5,637
  Accumulated depreciation ...............................        (1,765)          (995)                          (2,760)
                                                                --------        -------                         --------
      Equipment, net .....................................         2,195            682                            2,877
                                                                --------        -------                         --------
  Capitalized software development costs, net ............         1,007              -                            1,007
  Acquired software, net .................................         1,535              -                            1,535
  Goodwill, net ..........................................         1,918              -           4,925 (d)        6,843
  Other ..................................................            85            125                              210
                                                                --------        -------                         --------
                                                                $ 28,792        $ 2,019                         $ 32,605
                                                                ========        =======                         ========

LIABILITIES & STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Short-term borrowings .................................       $      -        $ 1,283         $(1,283)(b)     $      -
  Current portion of long-term debt .....................              -             13             (13)(b)            -
  Current maturities of capital lease obligations .......             80             56                              136
  Due to stockholder ....................................              -            385            (385)(b)            -
  Accounts payable ......................................            619            741             (10)(c)        1,350
  Accrued liabilities ...................................          1,176            772                            1,948
  Deferred revenue ......................................          1,369             48                            1,417
                                                                --------        -------                         --------
      Total current liabilities .........................          3,244          3,298                            4,851
                                                                --------        -------                         --------
  Capital lease obligations, less current portion .......            127            195             (11)(b)          311
                                                                                                                --------
  Long-term debt ........................................              -             14             (14)(b)            -
                                                                --------        -------                         --------
Total liabilities .......................................          3,371          3,507                            5,162
                                                                --------        -------                         --------
STOCKHOLDERS' EQUITY
  Common stock ..........................................             58              1               1 (b)           60
  Deferred compensation .................................           (314)             -               -             (314)
  Treasury stock ........................................              -            (28)             28 (e)            -
  Additional paid-in capital ............................         40,304             22           1,998 (b)       42,324
  Accumulated deficit ...................................        (14,627)        (1,483)          1,483 (e)      (14,627)
                                                                --------        -------                         --------
      Total stockholders' equity ........................         25,421         (1,488)                          27,443
                                                                --------        -------                         --------
                                                                $ 28,792        $ 2,019                         $ 32,605
                                                                ========        =======                         ========

                QUADRAMED CORPORATION AND THE SYNERGY COMPANIES

              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (Unaudited)

                                                                     THREE MONTHS ENDED MARCH 31, 1997
                                                       -----------------------------------------------------------
                                                                        HISTORICAL(a)
                                                       HISTORICAL        THE SYNERGY     PRO FORMA       PRO FORMA
                                                       QUADRAMED          COMPANIES     ADJUSTMENTS      COMBINED
                                                       ----------       -------------   -----------      ---------
REVENUES:
  Licenses............................................  $4,163             $   --         $ (4)(f)         $4,159
  Services............................................     971              1,722           --              2,693
                                                        ------             ------         ----             ------
        Total.........................................   5,134              1,722           (4)             6,852
                                                        ------             ------         ----             ------
OPERATING EXPENSES:
  Cost of licenses....................................   1,601                 --                           1,601
  Cost of services....................................     573              1,398                           1,971
  General and administration..........................     832                385                           1,217
  Sales and marketing.................................     765                 --                             765
  Research and development............................     647                 --                             647
  Amortization of goodwill............................     120                 --          123 (g)            243
  Non-recurring start-up charges......................     334                 --                             334
                                                        ------             ------         ----             ------
        Total operating expenses......................   4,872              1,783          123              6,778
                                                        ------             ------         ----             ------
INCOME (LOSS) FROM OPERATIONS.........................     262                (61)                             74
OTHER INCOME (EXPENSE):
  Interest income.....................................     226                 --                             226
  Interest expense....................................      --                (48)                            (48)
  Other income (expense), net.........................      (5)                --                              (5)
                                                        ------             ------                          ------
        Total other income (expense)..................     221                (48)                            173
                                                        ------             ------                          ------
Income (loss) before provision for income taxes.......     483               (109)                            247
  Provision for income taxes..........................      38                                                 38
                                                        ------             ------                          ------
NET INCOME (LOSS).....................................  $  445             $ (109)                         $  209
                                                        ======             ======                          ======
NET INCOME (LOSS) PER SHARE...........................                                                     $ 0.03
                                                                                                           ======
PRO FORMA WEIGHTED AVERAGE COMMON AND COMMON
  EQUIVALENT SHARES...................................                                                     $7,586
                                                                                                           ======

                             QUADRAMED CORPORATION
                           AND THE SYNERGY COMPANIES

                     NOTES TO PRO FORMA CONDENSED COMBINED
                   BALANCE SHEET AND STATEMENT OF OPERATIONS
                                  (UNAUDITED)

NOTE 1. PRO FORMA ADJUSTMENTS

        Certain pro forma adjustments have been made to the accompanying pro forma condensed combined balance sheet and statement of operations as described below:

                (a) Includes the Synergy Companies historical condensed combined balance sheet as of March 31, 1997, and results of operations for the three months ended March 31, 1997.

                (b) Reflects the purchase price which was paid with cash and the issuance of common stock and the repayment of indebtedness of the Synergy Companies for $1,706,000.

                (c) Reflects the elimination of intercompany receivables and payables between QuadraMed and the Synergy Companies.

                (d) Reflects the recording of goodwill acquired from the acquisition of the Synergy Companies.

                (e) Reflects the elimination of the Synergy Companies stockholders' equity.

                (f) Reflects the elimination of revenues from licensing transactions between QuadraMed and the Synergy Companies during the three months ended March 31, 1997.

                (g) Reflects the amortization of goodwill acquired of $4,925,000 which will be amortized on a straight line basis over its estimated life of ten years.

                QUADRAMED CORPORATION AND THE SYNERGY COMPANIES

              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                    (In thousands, except per share amounts)
                                  (Unaudited)

                                                             YEAR ENDED DECEMBER 31, 1996
                                               ---------------------------------------------------------
                                                             HISTORICAL(a)
                                               HISTORICAL     THE SYNERGY     PRO FORMA        PRO FORMA
                                               QUADRAMED       COMPANIES     ADJUSTMENTS        COMBINED
                                               ----------    -------------   -----------       ---------
REVENUES:
  Licenses ................................     $16,223         $    --         $(16)(b)        $16,207
  Services ................................       2,865           7,893                          10,758
                                                -------         -------                         -------
      Total ...............................      19,088           7,893                          26,965
                                                -------         -------                         -------

OPERATING EXPENSES:
  Cost of licenses ........................       7,294              --                           7,294
  Cost of services ........................       2,683           6,317                           9,000
  General and administration ..............       3,221           1,911                           5,132
  Sales and marketing .....................       2,434             608                           3,042
  Research and development ................       2,499              --                           2,499
  Amortization of goodwill ................         460              --          493(c)             953
  Impairment Loss .........................          --             103                             103
                                                -------         -------                         -------
      Total operating expenses ............      18,591           8,939                          28,023
                                                -------         -------                         -------

INCOME (LOSS) FROM OPERATIONS .............         497         (1,046)                         (1,058)

OTHER INCOME (EXPENSES):
  Interest income .........................         214              --                             214
  Interest expense ........................        (543)           (137)                           (680)
  Other income (expense), net .............         (15)             --                             (15)
                                                -------         -------                         -------
      Total other income (expense) ........        (344)           (137)                          (481)
                                                -------         -------                         -------
NET INCOME (LOSS) .........................     $   153         $(1,183)                        $(1,539)
                                                =======         =======                         =======
NET INCOME (LOSS) PER SHARE ...............                                                     $ (0.29)
PRO FORMA WEIGHTED AVERAGE COMMON                                                               =======
  AND COMMON EQUIVALENT SHARES ............                                                       5,271
                                                                                                =======

                             QUADRAMED CORPORATION
                           AND THE SYNERGY COMPANIES

                     NOTES TO PRO FORMA CONDENSED COMBINED
                            STATEMENT OF OPERATIONS
                                  (Unaudited)

NOTE 1.  PRO FORMA ADJUSTMENTS

        Certain pro forma adjustments have been made to the accompanying pro forma condensed combined statements of operations as described below:

                (a) Includes the Synergy Companies historical results of operations for the year ended December 31, 1996.

                (b) Reflects the elimination of revenues from licensing transactions between QuadraMed and the Synergy Companies during 1996.

                (c) Reflects the amortization of goodwill acquired of $4,925,000 which will be amortized on a straight line basis over its estimated life of ten years.

         (c)     Exhibits

                *2.5 Acquisition Agreement and Plan of Merger, dated as of March 1, 1997, by and among QuadraMed Corporation, Healthcare Recovery Acquisition Corporation, Healthcare Recovery, Incorporated and its Shareholders (the "Acquisition Agreement and Plan of Merger").

                 *2.6 First Amendment to Acquisition Agreement and Plan of Merger, dated as of April 22, 1997.

                 *2.7 Second Amendment to Acquisition Agreement and Plan of Merger, dated as of April 24, 1997.

                 *10.37 Letter dated April 22, 1997, from QuadraMed Corporation to Eugene M. Arnone, regarding terms of employment.

                 *10.38 Non-Competition and Non-Circumvention Agreement, dated March 1, 1997, by and among QuadraMed Corporation, Healthcare Recovery Acquisition Corporation and Eugene M. Arnone.

* Previously filed.


                                   SIGNATURES

                 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: July 8, 1997                     By: /s/ JAMES D. DURHAM
                                           ----------------------------
                                        Name: James D. Durham
                                        Title: Chairman of the Board,
                                               President & Chief
                                               Executive Officer